CERTIFIED RESOLUTION OF THE BOARD OF DIRECTORS
                OF WAYNE SAVINGS BANKSHARES, INC.

     The undersigned, Charles F. Finn, being the President and Chief Executive Officer of Wayne Savings Bankshares, Inc. (the "Company"), and Todd J. Tappel, being the duly appointed Secretary of the Company, hereby certify that at a duly called and held meeting of the Board of Directors of the Company on October 23, 1997, the following resolution was duly adopted by the vote of the Board of Directors:

          RESOLVED that Section 1 of the Federal Stock Charter of Wayne Savings Bankshares, Inc. be amended to read as follows:

     Section 1. Corporate Title. The full corporate title of the subsidiary holding company is Wayne Savings Bancshares, Inc.
(the "Stock Holding Company")



     In witness whereof, we have set our hands this 23rd day of October, 1997.


                              \s\ Charles F. Finn
                              -----------------------------------
                              Charles F. Finn, President and
                               Chief Executive Officer


                              \s\ Todd J. Tappel
                              -----------------------------------
                              Todd J. Tappel, Secretary

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         CERTIFIED RESOLUTION OF THE BOARD OF DIRECTORS
                 OF WAYNE SAVINGS COMMUNITY BANK

     The undersigned, Charles F. Finn, being the President and Chief Executive Officer of Wayne Savings Community Bank (the "Bank"), and Todd J. Tappel, being the duly appointed Secretary of the Bank, hereby certify that at a duly called and held meeting of the Board of Directors of the Bank on October 23, 1997, the following resolutions were duly adopted by the Board of
Directors:

     THEREFORE BE IT RESOLVED that the Bank, being the sole stockholder of Wayne Savings Bankshares, Inc. (the "Company"), hereby consents in writing in lieu of a meeting of stockholders pursuant to Article II, Section 16 of the Company's Bylaws, to adopt the following resolution:

          RESOLVED that Section 1 of the Federal Stock Charter of Wayne Savings Bankshares, Inc. be amended to read as follows:

     Section 1. Corporate Title. The full corporate title of the subsidiary holding company is Wayne Savings Bancshares, Inc.
(the "Stock Holding Company"); and

     RESOLVED FURTHER that the Bank waives any notice required in connection with the adoption of the aforementioned resolution.

     In witness whereof, we have set our hands this 23rd day of October, 1997.


                              \s\ Charles F. Finn
                              -----------------------------------
                              Charles F. Finn, President and
                               Chief Executive Officer


                              \s\ Todd J. Tappel
                              -----------------------------------
                              Todd J. Tappel, Secretary

                 WAYNE SAVINGS BANKSHARES, INC.

                      FEDERAL STOCK CHARTER

     Section 1. Corporate Title. The full corporate title of the subsidiary holding company is Wayne Savings Bankshares, Inc.
(the "Stock Holding Company").

     Section 2.  Duration.  The duration of the Stock Holding
Company is perpetual.

     Section 3. Purpose and Powers. The purpose of the Stock Holding Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "Office").

     Section 4. Capital Stock. The total number of shares of all classes of capital stock which the Stock Holding Company has authority to issue is 30,000,000, of which 20,000,000 shall be common stock, par value $1.00 per share, and 10,000,000 shall be preferred stock, par value $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without approval of stockholders, except as otherwise provided in this Section 4 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Stock Holding Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent the Stock Holding Company would be permitted to directly invest in such property), labor or services actually performed for the Stock Holding Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the Stock Holding Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Stock Holding Company which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Except for shares issuable in the initial organization of the Stock Holding Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Stock Holding Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     Nothing contained in this Section 4 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share. Provided, that this restriction on voting separately by class or series shall not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Stock Holding Company with another corporation, or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Stock Holding Company if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Office;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 4 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Stock Holding Company in a merger or consolidation for the Stock Holding Company, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the Stock Holding Company's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock and a statement of the authority of the Board of Directors to divide the preferred stock into classes or series or both and to determine or change for any such class or series its designation, number of shares, relative rights, preferences and limitations are as follows:

     A. Common Stock. Except as provided in this Section 4, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder and stockholders shall not be entitled to cumulate votes for the election of directors.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     If at any time Wayne Savings Bankshares, M.H.C., the parent mutual holding company of the Stock Holding Company (the "Mutual Holding Company") converts from the mutual-to-stock form of organization, a liquidation account shall be established by any stock holding company parent of The Wayne Savings and Loan Company (the "Association"), and, if required by the Office, the Association. Subject to such, or any other provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the Stock Holding Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Stock Holding Company available for distribution remaining after: (i) payment or provision for payment of the Stock Holding Company's debts and liabilities; and
(ii) distributions or provisions for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Stock Holding Company. Each share of common stock shall have the same rights as and be identical in all respects with all the other shares of common stock.

     B. Preferred Stock. The Stock Holding Company may provide for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of the shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Stock Holding Company;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Stock Holding Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

     Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the Company shall file with the Secretary to the Office a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

     Section 5. Preemptive Rights. Holders of the capital stock of the Stock Holding Company shall not be entitled to preemptive rights with respect to any shares of the Stock Holding Company which may be issued.

     Section 6.  Beneficial Ownership Limitation.
Notwithstanding anything contained in the Stock Holding Company's charter or bylaws to the contrary, for a period of five years from the date of the organization of the Association in stock form, no person other than the Mutual Holding Company shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Stock Holding Company. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under 574.3(c)(l)(vii) of the Office's regulations.

     In the event shares are acquired in violation of this
Section 6, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 6, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert; a corporation, a partnership, a savings bank, a savings and loan association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Stock Holding Company.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     Section 7. Call for Special Meetings. Special meetings of stockholders relating to changes in control of the Stock Holding
Company or amendments to its charter shall be called only upon direction of the Board of Directors.

     Section 8. Directors. The Stock Holding Company shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Stock Holding Company's bylaws, shall not be less than five or more than fifteen except when a greater or lesser number is approved by the Office.

     Section 9.  Amendment of Certificate.  Except as provided in
Section 4 hereof, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the Stock Holding Company, approved by the stockholders by a majority of the total votes eligible to be cast, unless a higher vote is otherwise required, and submitted to the Office for action as specified by law or regulation.

Attest:   \s\ A. Lee Miller        By:  \s\ Charles F. Finn
          --------------------          -------------------------
          A. Lee Miller                 Charles F. Finn
          Senior Vice President         President of the Stock
          and Treasurer                 Holding Company


Attest:   \s\ Nadine Y. Washington By:  \s\ Nicholas P. Retsinas
          --------------------          -------------------------
          Nadine Y. Washington          Nicholas P. Retsinas
          Corporate Secretary           Director of the
                                        Office of Thrift
                                        Supervision

Effective Date:     August 5, 1997